Exhibit 10.2

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Second Amendment") is made and entered into as of August __,  2019 (the "Effective Date"), by and between WILMINGTON TIC-SB, LLC , a Delaware limited liability company as a successor to the original lessor, Wilmington Investors, LLC, a Delaware limited liability company ("Lessor") and PC CONNECTION, INC., a Delaware corporation, with an address of 730 Milford Road, Merrimack, New Hampshire 03054 ("Lessee").

RECITALS

WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated August 27th, 2014 (the "Original Lease"), demising the Demised Premises at 3336 Progress Way, Building 11, Wilmington, Ohio and also known as Parcel Number 2902003030000000, as more particularly described in the Original Lease; and

WHEREAS, Lessor and Lessee amended the Original Lease by letters from Mandelbaum, Salsburg, Lazris & Discenza, P.C. dated October 6, 2014 and October 7, 2014 (the Original Lease with such amendments being the "Lease"); and

WHEREAS, Lessor and Lessee desire to further amend the Lease:

NOW THEREFORE, as of the Effective Date, for and in consideration of the mutual covenants contained herein and other good and valuable consideration exchanged by each of the parties to this Second Amendment, the receipt and sufficiency of which are hereby acknowledged, the Lease, is hereby further amended as follows:

1.             Replacement Generator. Notwithstanding the provisions of Section 9.01(a), Lessor agrees, at its sole cost and expense, promptly but not later than December 31, 2019 to replace the generator serving the Demised Premises with a new generator meeting the specifications set forth on Exhibit A hereto. Commencing with the installation of the new generator, Lessee shall be responsible to maintain the same as required by Lease, including Section 9.01, and shall execute any required maintenance contracts and take all other appropriate action to prevent the invalidation of the manufacturer's warranty, but shall be permitted to make any claim under the manufacturer's warranty, but only after notice to Lessor. Lessee agrees to replace the new generator during the Term of the Lease, if replacement is necessary or appropriate as a result of ordinary wear and tear or to the extent provided in Article 11 in the case of loss by casualty. Lessor agrees to reimburse Lessee based on invoices for the third party leasing costs incurred by Lessee from and after May 1, 2019 until the replacement generator being furnished by Lessor under this Section 1 of this Second Amendment is operational. Lessor shall be responsible for removing the original generator from the Demised Premises and shall return the temporary generator as directed by the Lessee in an "AS IS" condition as of the date it is disconnected. In addition, Lessee hereby releases Lessor for all other claims for reimbursement of any costs incurred by it arising out of the failure of the generator previously furnished by Lessor and all claims for actual or consequential damages incurred by it or its affiliates as a result of such failure, including not replacing it earlier.

2.             Extension of Lease Term. The first sentence of Section 2.01 is deleted and replaced with the following:

"The term of this Lease and the demise of the Demised Building shall be for One Hundred and Thirty-Two (132) months beginning September 1, 2015 (the "Commencement Date") and ending on August 31, 2026, which term is hereinafter called the "Term" or "Lease Term."

3.             Option of Early Termination.  Section 2.04 is hereby deleted in its entirety and of no further force and effect.

4.             Base Rent.  Section 3.02 is hereby amended to set forth the "Basic Rent" for the period 9/1/2025 to 8/31/2026:

Lease Year	Annual Basic Rent	Monthly Basic Rent	SF Rate

9/1/2025 to	$876,739	$73,061.58	$3.10/sf
8/31/2026

5.             Notices. All notices or other communications required or permitted under the Lease will be given to Lessor at the following addresses:

Lessor:	WILMINGTON TIC-SB, LLC
c/o SKM Realty Management LLC 254 West 31st Stret, 4th Floor New York, NY 10001

With a copy to:	Seyfarth Shaw LLP
233 S. Wacker Drive Suite 8000
Chicago, IL 60606 Attn: Joel D. Rubin

6.            Miscellaneous.

A.         Counterparts. This Second Amendment may be executed in any number of counterparts via facsimile or electronic transmission or otherwise, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

B.         Entire Agreement. This Second Amendment and the Lease sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

C.         Authority. The parties signing below on behalf of the parties hereto represent and warrant that they have the authority and power to bind their respective party.

D.         Terms. Capitalized terms not otherwise defined herein shall have the same meanings as are set forth in the Lease.

E.          Parties Bound. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, through their duly authorized representatives, have on the dates set forth below executed this Second Amendment to be effective as of the Effective Date.

LANDLORD:	TENANT:

WILMINGTON TIC-SB, LLC, a Delaware	PC CONNECTION, INC., a Delaware
limited liability company	corporation,

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

EXHIBIT A

SPECIFICATIONS FOR NEW GENERATOR - ATTACHED

Quotation

Cummins Sales  and Service - East Region

5400 Rialto Road

West Chester OH 45069 United States

Direct: 513-956-3058

June 24, 2019

Project Name: Connection Quotation:4846000000019811

Thank you for your Inquiry. We are pleased to quote as follows:

Item	Description	USD Qty
	Diesel Genset: 60Hz11000kW
	U.S. EPA, Stationary Emergency Application
1000DQFAD	Genset-Dletel,60Hz, 1OOOkW
A331-2	Duty Rating-Standby Power
l090-2	Listing-UL 2200
L170-2	Emissions Certification, EPA, Tier 2, NSPS Cl Stationary Emergency
F200-2	Enclosure-Steel, Weather Protective, Base Mtd, w/Exhaust System	1
C251-2	Fuel Tank-Subbase, 1500 Gallon, UL142 Compliant, Ohio Compliant
R002-2	Voltage-277/480, 3 Phase, Wye,4 Wire
8252-2	Alternator-60 Hz, 12 Lead, Broad Range, 1251105C	1
H704-2	Generator Set Control-PowerCommand 3.3, Paralleling	1
H678-2	Display-Control, LCD	1
KP74-2	Stop Switch-Emergency , Externally Mounted	1
KU67-2	Relay&-Paralleling Circuit Breaker Control	1
H609-2	Control Mounting-Left Facing	1
KP87-2	CB-160DA,3P,600/690V,UUIEC,ServEnt,100%UL,Left	1
P175-2	Enclosure Color-Green, Steel Enclosure
L163-2	listing, ULC-SB01-07
C258-2	Fuel Tank Connection-Dual Stub Up	1
E126-2	EngineCooling-Enhanced HighAmblent Air Temperature	1
H389-2	Shutdown-Low Coolant Level	1
E098-2	Sight Glass-Coolant Level	1
H657-2	Coolant Heater-208f240/480V, Below 40F Ambient Temp	1
0041 2	Engine Air Cleaner-Normal Duty	1
L028-2	Genset Warranty- Base	1
0300-5929-02	Annunciator-Panel Mounted With Enclosure (RS485)	1
A04BG802	Battery Charger-1OAmp,120/2081240VAC,12/24V,50/60Hz	1
SU-5000	Start Up After Installation & 2Hr Load Bank	1
PD GS120SN4X	Remote Emergency Stop station In a NEMA 4X Enclosure	1
BE OOBD-2	24VDC Engine Starting Batteries 1165CCA	1
EUR-5004	Removal transport of existing genset